Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 17, 2008, relating to the consolidated balance sheets of Cogdell Spencer Inc. and subsidiaries as of December 31, 2007 and 2006, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the two years ended December 31, 2007 and 2006, and for the period from November 1, 2005 (commencement of operations) through December 31, 2005, and the related consolidated statements of operations, owners’ equity, and cash flows of Cogdell Spencer Inc. Predecessor, as defined in note 1 to the consolidated and combined financial statements, for the period from January 1, 2005 through October 31, 2005, and the financial statement schedule, appearing in the Annual Report on Form 10-K of Cogdell Spencer Inc. for the year ended December 31, 2007 and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP
Raleigh, North Carolina
July 10, 2008